                                SECOND AMENDMENT TO
                                CONSULTING AGREEMENT


     This Second Amendment is made and entered into effective as of the 1st day of September, 1998 by and between Oxboro Medical International, Inc., a Minnesota corporation (the "Company"), and Larry A. Rasmusson ("Rasmusson" or "Consultant").

                                  R E C I T A L S

     WHEREAS, the Company and Rasmusson have entered into a Consulting Agreement as of the 1st day of November, 1995;

     WHEREAS, the Consulting Agreement was drafted with the intent that it would commence upon the termination of Rasmusson's Employment Agreement with the Company on March 31, 1998;

     WHEREAS, Rasmusson and the Company negotiated an agreement which extended the term of Rasmusson's Employment Agreement for an additional eighteen months through September 30, 1999; Rasmusson and the Company recently negotiated an agreement which now reduces the term of said Employment Agreement to September 1, 1998;

     WHEREAS, as a condition and in consideration of Rasmusson's agreeing to reduce the term of his Employment Agreement, the Company has agreed to amend the terms of the Consulting Agreement as set forth below.

                                TERMS AND CONDITIONS

     NOW, THEREFORE, in consideration of the mutual promises hereinafter contained, the parties hereto agree as follows:

                             I.    CONSULTING SERVICES

     Section 1 of the Consulting Agreement, entitled "Consulting Services", is hereby superseded and replaced by the following new Section 1:

          1. CONSULTING SERVICES. Consultant agrees that commencing on the date of his retirement from his duties as an officer and employee of the Company, he will hold himself available, unless disabled from doing so as a result of illness or other incapacity, to advise and consult from time to time, by telephone or in such other manner and at such place or places as may from time to time be mutually agreeable to Consultant and the Company, with the officers, directors, employees and other representatives of the Company when and to the extent reasonably requested to do so by the Company's officers and/or directors, relative to the business of the Company consistent in scope and concept with Rasmusson's

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     duties and responsibilities while he was employed by the Company.  Upon such request(s), Consultant shall provide to the Company, through such officers, directors, employees and other representatives, the benefit of his experience and knowledge of the business and of his judgment on or with respect to matters, issues and/or subjects submitted to Consultant through such requests. Rasmusson may, but shall not be required to, provide such consulting services in person at the Company's offices.

                               II.    COMMENCEMENT

     Section 3 of the Consulting Agreement, entitled "Commencement", is hereby superseded and replaced by the following new Section 3:

          3. COMMENCEMENT. This Agreement shall commence upon termination of the Employment Agreement, as amended.


                                   III.    FEES

     The first paragraph under Section 4 of the Consulting Agreement, entitled "Compensation", is hereby superseded and replaced by the following paragraph:

          4. FEES. In consideration of the services to be rendered by Consultant pursuant to this Agreement during the twenty-four (24) month term hereof, the Company shall pay the Consultant the sum of Four Hundred Eighty-Five Thousand and No/100 ($485,000.00) Dollars in twenty-four (24) equal monthly installment payments in the amount of Twenty Thousand Two Hundred Eight and 33/100 ($20,208.33) Dollars each, whether or not the Company requests Consultant to provide such services. Payments shall commence in September, 1998 and shall be made on the first day in September, 1998 and on the first day of each month thereafter through August, 2000.


                                 IV.    TERMINATION

     Section 9 of the Consulting Agreement, entitled "Termination", is hereby superseded and replaced by the following:

     9. TERMINATION. This Agreement shall be terminated upon the second anniversary of this Agreement or may otherwise be terminated:

          (a) by Consultant without cause, for any reason or for no reason, at any time upon thirty (30) days written notice to the Company; or

          (b) if Company is in default hereunder and such default is not cured within thirty (30) days of written notice thereof, then Consultant can terminate this Agreement and the non-compete provision hereof is of no further force and effect.


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                               V.    LEGAL FEES

     In the event either party commences legal action to enforce the terms of the Consulting Agreement, as amended, the prevailing party in such action shall be reimbursed by the non-prevailing party all legal costs and expenses and attorney's fees incurred by the prevailing party in such action.

     All other terms of the Consulting Agreement shall remain unchanged, subject to future amendment by written agreement of the parties hereto.


COMPANY:                               RASMUSSON:

OXBORO MEDICAL
INTERNATIONAL, INC.                    /s/ Larry A. Rasmusson
                                       -----------------------------
                                       Larry A. Rasmusson

By /s/ Robert S. Garin
   -----------------------------
   Its  Chairman of the Board
        ------------------------


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